McCLATCHY NEWSPAPERS, INC.
                    LONG-TERM INCENTIVE PLAN
           (Adopted Effective as of January 1, 1998)



                       TABLE OF CONTENTS

                                                            Page

SECTION 1.                                               PURPOSE     1

SECTION 2.                                           DEFINITIONS     1

SECTION 3.        ELIGIBILITY FOR, GRANT AND CONVERSION OF UNITS     3
       (a)  Eligibility and Grant of Units                           3
       (b)  Conversion of Units                                      4

SECTION 4.                                  FORFEITURE OF AWARDS     4

SECTION 5.                    FORM AND TIME OF PAYMENT OF AWARDS     5

SECTION 6.                        EFFECT OF DEATH OF PARTICIPANT     5
       (a)  Distribution and Beneficiary Designation                 5
       (b)  Change of Beneficiary                                    5

SECTION 7.                        PARTICIPANT'S RIGHTS UNSECURED     5

SECTION 8.                         NONASSIGNABILITY OF INTERESTS     6

SECTION 9.                                  LIMITATION OF RIGHTS     6
       (a)  Units                                                    6
       (b)  Employment                                               6

SECTION 10.                                       ADMINISTRATION     6

SECTION 11.                             AMENDMENT OR TERMINATION     7

SECTION 12.                                        CHOICE OF LAW     7

SECTION 13.                                            EXECUTION     8

                   McCLATCHY NEWSPAPERS, INC.

                    LONG-TERM INCENTIVE PLAN

           (Adopted Effective as of January 1, 1998)


SECTION 1. PURPOSE.

      This Plan is intended to provide a means to pay long-term

incentive compensation to Executives who contribute materially to the success of the Company.  The Awards will be based on the growth of the Pre-Tax Earnings of the Company.  It is expected that the Plan will assist the Company in attracting and retaining

Executives of outstanding achievement and ability and will

encourage Executives to use their best efforts on behalf of the

Company.  The Plan was adopted effective as of January 1, 1998;

provided, however, that no Award shall be paid hereunder unless and until the stockholders of the Company approve the material terms of the Plan.  The Plan is designed to ensure that Awards paid hereunder to Participants are deductible under Section

162(m) of the Internal Revenue Code as amended, and the

regulations and interpretations promulgated thereunder (the

"Code").


SECTION 2. DEFINITIONS.

      (a)  "Award" means a Long-Term Incentive Award.

      (b)  "Beneficiary" means the person or persons designated

by the Participant in writing pursuant to Section 6 to receive payment of an Award of the Participant in the event of his or her death.

      (c)  "Board" means the Board of Directors of the Company,

as constituted from time to time.

      (d)  "Committee" means the Compensation Committee of the

Board, that shall satisfy the requirements of Code Section

162(m).

      (e)  "Company" means McClatchy Newspapers, Inc., a Delaware corporation.

      (f)  "Early Retirement" means a Participant's early

retirement under the terms of the Restated Retirement Plan for

Employees of McClatchy Newspapers, Inc.

      (g)  "Executive" means an executive or key employee of the

Company, or a subsidiary of the Company, who is determined by the

Committee to be eligible to receive Units under Section 3(a).

      (h)  "Long-Term Incentive Award" means incentive compen

sation which is based on Long-Term Incentive Units.

      (i)  "Long-Term Incentive Unit" means a contingent right to receive $1 times the number of percentage points by which Pre-Tax

Earnings increase from Performance Period to Performance Period.

Each grant of Long-Term Incentive Units shall specify the

Performance Period for which such grant is made.

      (j)  "Normal Retirement" means a Participant's normal

retirement under the terms of the Restated Retirement Plan for

Employees of McClatchy Newspapers, Inc.

      (k)  "Participant" means an Executive who is granted Units that have not been fully distributed, forfeited or otherwise terminated or satisfied under this Plan.

      (l)  "Performance Period" shall be a period consisting of

three (3) calendar years.

      (m)  "Plan" means this McClatchy Newspapers, Inc. Long-Term

Incentive Plan, as amended from time to time.

      (n)  "Pre-Tax Earnings" means the Company's consolidated

earnings before taxes, as reported in the Company's audited

financial statements but adjusted to exclude the gain or loss on the sale of a major asset of the Company.

      (o)  "Total and Permanent Disability" means that the

Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental

impairment which has lasted, or can be expected to last, for a continuous period of not less than six months or which can be expected to result in death.

      (p)  "Unit" means a Long-Term Incentive Unit.


SECTION 3. ELIGIBILITY FOR, GRANT AND CONVERSION OF UNITS.

      (a)  Eligibility and Grant of Units.  The Committee, acting on the advice of the Chief Executive Officer of the Company or on its own motion, shall from time to time designate the Executives who will be granted Units.  The Committee shall also determine the number of Units that will be granted to each of such

Executives.  The Performance Period will be determined and the

Units will be granted by the Committee no later than the time prescribed by applicable law for the Awards to qualify under

Section 162(m) of the Internal Revenue Code.

      (b)  Conversion of Units.  The Units granted to an

Executive for a Performance Period shall be converted into his or her Award as of the March 1 next following the close of such

Performance Period.  The Award shall be equal to the number of the Executive's Units times $1 times the number of percentage points (including fractions but not to exceed 100) by which the

Pre-Tax Earnings increase from Performance Period to Performance

Period.  In no event shall an Award exceed $1 million for any

Performance Period.



      If a Participant separates from the employ of the Company

and its subsidiaries prior to the end of a calendar year in a

Performance Period by reason of Normal Retirement, Early

Retirement, Death or Total and Permanent Disability, Units shall be converted into an Award and paid as soon as practicable.  The

Award shall be valued based on 100% of the increase in Pre-Tax

Earnings for the calendar year immediately prior to the calendar year in which the separation occurs.


SECTION 4. FORFEITURE OF AWARDS.

      A Participant shall forfeit to the Company any Award for a

Performance Period if he or she separates from employment with the Company and its subsidiaries prior to the end of the

Performance Period for any reason other than Normal Retirement,

Early Retirement, death or Total and Permanent Disability.


SECTION 5. FORM AND TIME OF PAYMENT OF AWARDS.

      Except as provided in Section 3(b), Awards for each

Performance Period shall be paid in cash in a lump sum by the

March 15 following the end of the Performance Period.


SECTION 6. EFFECT OF DEATH OF PARTICIPANT.

      (a)  Distribution and Beneficiary Designation.  On the

death of a Participant, the Award the Participant shall be

distributed to the Beneficiary designated by the Participant in writing on the form prescribed by, and filed with, the Company.

If no Beneficiary designation has been made, payment shall be made to the Participant's estate.  If a designated Beneficiary does not survive the Participant or dies before receiving payment of an Account, payment shall be made to the estate of the last to die of the Participant or the designated Beneficiary.

      (b)  Change of Beneficiary.  A Participant may elect to

change his or her beneficiary designation at any time.  Any such change shall be in writing on the prescribed form and shall be effective on receipt by the Company prior to the death of the

Participant.


SECTION 7. PARTICIPANT'S RIGHTS UNSECURED.

      A Participant's interest under the Plan and the right to

receive a distribution of his or her Award shall be an unsecured claim against the Company's general assets.  The Awards shall be bookkeeping entries only, and no Participant shall have an

interest in or claim against any specific asset of the Company pursuant to the Plan.


SECTION 8. NONASSIGNABILITY OF INTERESTS.

      The interest and property rights of any Participant under

the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or by operation of law,

including (without limitation) bankruptcy, garnishment,

attachment or other creditor's process, and any act in violation of this Section 8 shall be void.


SECTION 9. LIMITATION OF RIGHTS.

      (a)  Units.  Nothing in the Plan shall be construed to give any Executive any right to be granted  Units.

      (b)  Employment.  The Plan, the grant or deferral of Units,

or any other action taken pursuant to the Plan shall not

constitute or be evidence of any agreement or understanding,

express or implied, that the Company will employ a Participant for any particular period of time, in any particular position or at any particular rate of compensation.  The Plan shall not limit the Company's right to terminate a Participant's employment at any time or for any reason.


SECTION 10.     ADMINISTRATION.

      The Plan shall be administered by the Committee.  The

Committee shall have full discretionary power and authority to administer and interpret the Plan, to establish procedures for administering the Plan and to take any and all necessary actions in connection therewith, all in accordance with Code Section

162(m).  The Committee's interpretation and construction of the

Plan shall be conclusive and binding on all persons.


SECTION 11.     AMENDMENT OR TERMINATION.

      The Board may amend, suspend or terminate the Plan at any

time and for any reason, without the consent of any person.  In the event of a termination, the Awards of a Participant shall be paid at such time and in such form as shall be determined

pursuant to Section 5, unless the Board prescribes an earlier time or different form for payment of such Accounts.


SECTION 12.     CHOICE OF LAW.

      The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of

California.


SECTION 13.     EXECUTION.

      To record the adoption of the Plan the Company has caused

its duly authorized officer to affix the corporate name hereto.



                          McCLATCHY NEWSPAPERS, INC.


                          /s/ Karole Morgan-Prager
                          Karole Morgan-Prager
                          Secretary and General Counsel